                                                            EXHIBIT 10.20

                             LOAN AGREEMENT
                              March 13, 2000


PACIFIC CAPITAL MARKETS INC., a British Columbia company of 1100 Melville Street, 6th Floor, Vancouver, B.C., V6E4A6 (the "Lender"), will lend US$1,000,000 (the "Principal Sum") to INTERNETSTUDIOS.COM,INC., a Nevada company of 1040 Hamilton Street, Suite 207, Vancouver, B.C., V6B 2R9 (the "Borrower") on March 12, 2000 ("Date of Advance"). The Borrower will repay the Principal Sum on April 12, 2000, together with interest calculated and compounded monthly at the rate of 12 per cent per year from the Date of Advance. The Borrower will secure its repayment of the Principal Sum with a promissory note.

The Borrower will use the Principal Sum to implement its business plan.



                              PROMISSORY NOTE

                                                      Made at Vancouver, B.C.
Pricipal Amount                US$1,000,000                    March 13, 2000

FOR VALUE RECEIVED, the Borrower promises to pay to the order of the Lender on April 12, 2000, the sum of $1,000,000 lawful money of United States (the "Principal Sum") together with interest on the Principal Sum from the Date of Advance, both before and after maturity, default and judgment at the Interest Rate as defined below.

For the purpose of this promissory note, Interest Rate means 12 per cent per year. Interest at the Interest Rate must be calculated monthly not in advance from and including the Date of Advance, compounded monthly and payable together with the Principal Sum when the Principal Sum is repaid.

The Borrower may pay the Principal Sum in whole or in part at any time.

The Borrower waives presentment, protest, notice of protest and notice of dishonour of this promissory note.

INTERNETSTUDIOS.COM,INC.                        PACIFIC CAPITAL MARKETS INC.



_______________________                         ___________________________
Authorized Signatory                            Authorized Signatory



________________________                         ___________________________
Authorized Signatory                             Authorized Signatory